Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Kaya Holdings, Inc. f/k/a Alternative Fuels Americas, Inc. (the “Company”), of our report dated April 14, 2014, with respect to the balance sheets of the Company as of December 31, 2012 and 2013 and related statements of income, retained earnings and cash flows for the years then ended.

/s/ Goldstein, Schechter, Koch, P.A.

Goldstein, Schechter, Koch, P.A.

Fort Lauderdale, Florida

July 31, 2015